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                                                                    EXHIBIT 32.1



                                  Certification


For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Kelly Tacke, Chief Financial Officer, and Ralph Russell, VP Information Systems, hereby certify that, to their knowledge:

         (i) the Annual Report on Form 11-K of the Palm Harbor Homes, Inc. Employee Savings Plan for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and


         (ii) the information contained in such report fairly presents, in all material respects, the net assets available for benefits and the change in net assets available for benefits of the Plan


Dated: June 20, 2003


                                             /s/  Kelly Tacke
                                             Name  Kelly Tacke
                                             Title   CFO

                                             /s/  Ralph Russell
                                             Name  Ralph Russell
                                             Title   VP IS